Exhibit 99.1
Penn Virginia Reports First Quarter 2021 Results
--- Generated Net Cash Provided by Operating Activities of $32 Million and Free Cash Flow of $6 Million for the First Quarter 2021 ---

HOUSTON, May 4, 2021 (GLOBE NEWSWIRE) -- Penn Virginia Corporation ("Penn Virginia" or the "Company") (NASDAQ:PVAC) today announced its financial and operational results for the first quarter 2021.
Recent Significant Highlights
•    Sold 16,324 barrels of oil per day ("bbl/d") for the first quarter of 2021, exceeding the high end of the first quarter guidance range. Total sales volumes for the first quarter of 2021 were 20,534 barrels of oil equivalent per day ("boe/d"). Total production for the seven days ending March 31, 2021, averaged over 20,000 bbl/d and 25,000 boe/d;
•    Generated net loss of $20 million (including a non-cash loss on derivatives of $27 million) and net loss attributable to common shareholders of $14 million, or $0.89 per share and per diluted share, and adjusted net income(1) of $15 million, or $0.39 per diluted share, for the first quarter of 2021;
•    Reported adjusted EBITDAX(2)(3) of $47 million for the first quarter of 2021;
•    Generated net cash provided by operating activities of $32 million for the first quarter of 2021;
•    Recorded free cash flow(4) of $6 million for the first quarter of 2021, including the impact of prepaid capital expenditures of approximately $12 million, which locked in lower service costs and prepayment discounts; and
•    Reported capital expenditures for the first quarter of 2021 of approximately $54 million (99% drilling and completion), which was below the low end of the first quarter guidance range.
"In the first quarter Penn Virginia delivered on its commitment to driving down capital costs, increasing operational efficiencies and generating free cash flow,” said Darrin Henke, President and Chief Executive Officer of Penn Virginia. "Our sales volumes for the first quarter exceeded the high end of our guidance range, while capital expenditures were below the low end of our guidance range. Our strong performance to date provided us the confidence to raise our full-year 2021 production guidance by more than six percent while still maintaining the previous capital expenditures target. These results for the quarter allowed the Company to deliver its sixth consecutive quarter of free cash flow generation.”
Mr. Henke continued, “Over the last several quarters, we have taken several strategic steps that we believe have positioned the Company to deliver free cash flow in the future through our commitment to a returns-driven strategy. We expect to use the free cash flow we generate this year to further reduce debt. Consistent with our disciplined approach, we expect any further improvement in cash flow from higher commodity prices will accelerate debt reduction. We remain steadfast in our commitment to free cash flow generation, capital discipline, and maximizing cash-on-cash returns.”
2021 Executive Compensation Program
The Company recently implemented a shareholder-aligned “Pay for Performance” compensation program, which is comprised of short-term and long-term metrics.
•    New annual bonus framework rewards employees based on the Company’s performance relative to various returns-based metrics such as Cash Return on Capital Invested and Capital Efficiency per boe as well as other Company objectives, including achievement of the Company’s sustainability, environmental, social, and governance objectives.
•    New long-term incentive framework with 100% of executive’s and 50% of non-executive’s equity awards issued in performance-based restricted stock units tied to absolute and relative shareholder return and Return on Capital Employed over a three-year period.
First Quarter 2021 Operating Results
Total sales volumes for the first quarter of 2021 were 1.8 million barrels of oil equivalent, or 20,534 boe/d (80% crude oil). During the first quarter of 2021, the Company completed and turned to sales 13 gross (11.5 net) wells.
First Quarter 2021 Financial Results

Exhibit 99.1
Operating expenses were $57.9 million, or $31.32 per barrel of oil equivalent ("boe"), in the first quarter of 2021. Total cash direct operating expenses(5), which consist of lease operating expenses ("LOE"), gathering, processing, and transportation ("GPT") expenses, production and ad valorem taxes, and cash general and administrative ("G&A") expenses, were $29.9 million, or $16.20 per boe, in the first quarter of 2021. Total G&A expenses for the first quarter of 2021 were $7.13 per boe, which included $7.1 million of non-cash share-based compensation, non-recurring strategic transaction costs, and non-recurring organizational restructuring costs, of which $2.2 million was non-cash share-based compensation. For the first quarter of 2021, adjusted cash G&A expenses(6), which excludes non-cash share-based compensation and non-recurring G&A items, were $3.27 per boe. LOE was $4.78 per boe for the first quarter of 2021.
Net loss for the first quarter of 2021 was $20.0 million and net loss attributable to common shareholders of $13.6 million, or $0.89 per share and per diluted share, compared to a net income of $163.1 million, or $10.76 per share and per diluted share, in the first quarter of 2020. Adjusted net income(1) was $14.8 million, or $0.39 per diluted share, in the first quarter of 2021 versus $28.6 million, or $1.89 per diluted share in the first quarter of 2020.
Adjusted EBITDAX(2)(3) was $47.4 million in the first quarter of 2021, compared to $78.5 million in the first quarter of 2020, down primarily due to the effect of lower oil sales volumes and realized prices adjusted for the effects of derivatives.
Balance Sheet and Liquidity
As of March 31, 2021, Penn Virginia had cash of $11.9 million and total debt of $375.8 million, including borrowings under its revolving credit facility of $228.9 million. Liquidity was $132.6 million as of March 31, 2021, including cash of $11.9 million and $120.7 million available under the Company's revolving credit facility. As of March 31, 2021, the Company had a net debt(7) to LTM adjusted EBITDAX ratio of approximately 1.5x(7), pro forma for the transaction with certain affiliates of Juniper Capital Advisors, L.P. (collectively “Juniper”).
During the first quarter of 2021, the Company incurred $54.1 million of capital expenditures, of which 99% was associated with drilling and completion capital.
Acreage
As of March 31, 2021, the Company had approximately 102,400 gross (90,400 net) acres. Approximately 91% of Penn Virginia's acreage is held by production.
Revised 2021 Outlook
The table below sets forth the Company's operational and financial guidance(3):

	2Q 2021	Revised 2021	Previous 2021

Oil Sales Volumes (bopd)	19,300 - 20,100	18,300 - 20,100	17,200 - 19,000
Oil Percentage		80%
Realized Price Differentials
Oil (WTI, per barrel)	$(2.50) - $(1.50)	$(2.50) - $(1.50)	$(2.50) - $(1.50)
Natural gas (Henry Hub, per MMBtu)	$(0.10) - $0.10	$(0.10) - $0.10	$(0.10) - $0.10

Direct Operating Expenses
Loease operating expenses (per boe)	$4.70 - $4.90	$4.70 - $5.00	$4.75 - $5.05
GPT expenses (per boe)	$2.55 - $2.75	$2.35 - $2.65	$2.35 - $2.65
Ad valorem and production taxes (percent of product revenue)	6.3% - 6.8%	6.3% - 6.8%	6.3% - 6.8%
Adjusted Cash G&A expenses (per boe)(6)	$3.00 - $3.30	$2.85 - $3.15	$2.85 - $3.15

Capital Expenditures (millions)
Drilling & Completion	$56 - $64	$205 - $235	$205 - $235
Land, Facilities and other	$1	$5	$5

Exhibit 99.1
Note: The Company's outlook is based on maintaining a 2-rig development program. However, the Company will closely monitor commodity prices and the service cost environment with the goal of ensuring the capital program generates robust returns. Full-year 2021 guidance for adjusted cash G&A expenses(6) does not include approximately $5 million of expenses related to the transaction with Juniper.
First Quarter 2021 Conference Call
A conference call and webcast discussing the first quarter 2021 financial and operational results is currently scheduled for Tuesday, May 4, 2021 at 5:00 p.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company's website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.
An on-demand replay of the webcast will be available on the Company's website beginning shortly after the webcast. The replay will also be available from May 4, 2021, through May 11, 2021, by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 10153995.
About Penn Virginia Corporation
Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, natural gas liquids, or NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company's website is not part of this release.
Cautionary Statements Regarding Guidance
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, NGLs, and natural gas, and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the "Forward-Looking Statements" section below, as well as "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.
Forward-Looking Statements
This communication contains certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements include, words such as "anticipate," "guidance," "assumptions," "projects," "forward," "estimates,” "outlook,” "expects,” "continues,” "intends,” "plans,” "believes,” "future,” "potential,” "may,” "foresee,” "possible,” "should,” "would,” "could," “focus” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: risks related to the recently completed transactions with Juniper, including the risk that the benefits of the transactions may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues; risks related to potential and completed acquisitions, including related costs and our ability to realize their expected benefits; the decline in, sustained market uncertainty of, and volatility of commodity prices for crude oil, natural gas liquids, or NGLs, and natural gas; the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations; risks related to and the impact of actual or anticipated other world health events; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing, including access to the capital markets, to fund our capital expenditures and meet working capital needs; our ability to access capital, including through lending arrangements and the capital markets, as and when desired; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives,

Exhibit 99.1
expectations and intentions contained in this communication that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; changes to our drilling and development program our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events; our ability to retain or attract senior management and key employees; our reliance on a limited number of customers and a particular region for substantially all of our revenues and production; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; uncertainties relating to general domestic and international economic and political conditions; the impact and costs associated with litigation or other legal matters; sustainability initiatives; and other risks set forth in our filings with the SEC, including our most recent Annual Report on Form 10-K. Additional Information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Expected results of the completed period are preliminary and subject to change until published in our Quarterly Report on Form 10-Q filed with the SEC.

Footnotes
1)    Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
2)    Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
3)    The Company currently expects adjusted EBITDAX to be reduced by approximately $9.3 million for 2021 for option premiums paid in current and prior periods related to current period production and prior period settlements of early-terminated derivatives originally designated to settle against current period production, including $3.8 million in the first quarter of 2021, $2.9 million in the second quarter of 2021 and $2.6 million in the second half of 2021. Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures appear at the end of this release.
4)    Free cash flow is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
5)    Total cash direct operating expenses is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
6)    Adjusted cash G&A expense is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
7)    Net debt to LTM adjusted EBITDAX is a ratio of the Company's net debt to LTM adjusted EBITDAX, which are non-GAAP measures defined and reconciled at the end of this release.

Exhibit 99.1
PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
and SELECTED OPERATING STATISTICS - unaudited
(in thousands, except per share, production and price data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Revenues and other
Crude oil	$81,913	$61,009	$86,308
Natural gas liquids (NGLs)	3,562	2,653	1,893
Natural gas	2,833	2,830	2,690
Total product revenues	88,308	66,492	90,891
Other operating income, net	247	504	488
Total revenues and other	88,555	66,996	91,379
Operating expenses
Lease operating	8,825	9,562	10,532
Gathering, processing and transportation	4,674	5,253	5,444
Production and ad valorem taxes	5,513	3,467	6,154
General and administrative	10,931	9,286	6,374
Total cash direct operating expenses	29,943	27,568	28,504
Share-based compensation - equity classified awards	2,246	702	856
Depreciation, depletion and amortization	23,884	25,782	40,718
Impairments of oil and gas properties	1,811	120,351	—
Total operating expenses	57,884	174,403	70,078
Operating income (loss)	30,671	(107,407)	21,301
Other income (expense)
Interest expense, net	(5,397)	(7,044)	(8,180)
Loss on extinguishment of debt	(1,231)	—	—
Derivatives	(44,368)	(21,457)	151,119
Other, net	(6)	(808)	(8)
Income (loss) before income taxes	(20,331)	(136,716)	164,232
Income tax benefit (expense)	310	1,193	(1,138)
Net income (loss)	(20,021)	(135,523)	163,094
Net loss attributable to Noncontrolling interest	6,449	—	—
Net income (loss) attributable to common shareholders	$(13,572)	$(135,523)	$163,094

Net income (loss) per share:
Basic	$(0.89)	$(8.92)	$10.76
Diluted	$(0.89)	$(8.92)	$10.76

Weighted average shares outstanding:
Basic	15,263	15,200	15,152
Diluted	15,263	15,200	15,160

Exhibit 99.1

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Sales Volumes
Crude oil (Mbbls)	1,469	1,538	1,881
NGLs (Mbbls)	210	248	307
Natural gas (MMcf)	1,013	1,154	1,474
Total (Mboe)	1,848	1,978	2,433
Average sales volumes (boe/d)	20,534	21,502	26,740

Realized Prices
Crude oil ($/bbl)	$55.76	$39.66	$45.90
NGLs ($/bbl)	$16.95	$10.71	$6.16
Natural gas ($/Mcf)	$2.80	$2.45	$1.83
Aggregate ($/boe)	$47.79	$33.61	$37.35

Realized Prices, including effects of derivatives, net [1]
Crude oil ($/bbl)	$44.80	$48.84	$54.15
Natural gas ($/Mcf)	$2.84	$1.95	$1.90
Aggregate ($/boe)	$39.10	$40.46	$43.78

1    Realized prices, including effects of derivatives, net are non-GAAP measures. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures appear at the end of this release.

Reconciliation of GAAP “Realized prices” to Non-GAAP “Realized prices, including effects of derivatives, net”
We present our realized prices for crude oil and natural gas, as adjusted for the effects of derivatives, net as we believe these measures are useful to management and stakeholders in determining the effectiveness of our price-risk management program that is designed to reduce the volatility associated with our operations. Realized prices for crude oil and natural gas, as adjusted for the effects of derivatives, net, are supplemental financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). The following table presents the calculation of our non-GAAP realized prices for crude oil and natural gas, as adjusted for the effects of derivatives, net and reconciles to realized prices for crude oil and natural gas determined in accordance with GAAP:

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Crude oil realized price ($/bbl)	$55.76	$39.66	$45.90
Effect of derivatives ($/bbl)	(10.96)	9.18	8.25
Crude oil realized price, including effects of derivatives, net ($/bbl)	$44.80	$48.84	$54.15

Natural gas realized price ($/Mcf)	$2.80	$2.45	$1.83
Effect of derivatives ($/Mcf)	0.04	(0.50)	0.07
Natural gas realized price, including effects of derivatives, net ($/Mcf)	$2.84	$1.95	$1.90

Aggregate realized price ($/boe)	$47.79	$33.61	$37.35
Effect of derivatives ($/boe)	(8.69)	6.85	6.42
Aggregate realized price, including effects of derivatives, net ($/boe)	$39.10	$40.46	$43.77

Exhibit 99.1

Effects of derivatives includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

PENN VIRGINIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited
(in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets	$110,879	$153,420
Net property and equipment	792,077	723,549
Other noncurrent assets	10,175	30,357
Total assets	$913,131	$907,326

Liabilities and equity
Current liabilities	151,778	148,195
Other noncurrent liabilities	23,648	36,796
Total long-term debt, net	363,562	509,497
Equity
Common shareholders’ equity	150,971	212,838
Noncontrolling interest	223,172	—
Total equity	374,143	212,838
Total liabilities and equity	$913,131	$907,326

Exhibit 99.1
PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited
(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Cash flows from operating activities
Net income (loss)	$(20,021)	$(135,523)	$163,094
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on exchange of debt	1,231	—	—
Depreciation, depletion and amortization	23,884	25,782	40,718
Impairments of oil and gas properties	1,811	120,351	—
Derivative contracts:
Net (gains) losses	44,368	21,457	(151,119)
Cash settlements and premiums received (paid), net	(7,169)	12,792	(269)
Deferred income tax (benefit) expense	(310)	(1,393)	2,320
Gain on sales of assets, net	(4)	(4)	(6)
Non-cash interest expense	611	814	823
Share-based compensation (equity-classified)	2,246	702	856
Other, net	6	8	8
Changes in operating assets and liabilities, net	(14,442)	(12,931)	16,048
Net cash provided by operating activities	32,211	32,055	72,473
Cash flows from investing activities
Capital expenditures	(34,758)	(29,555)	(62,015)
Proceeds from sales of assets, net	4	4	75
Net cash used in investing activities	(34,754)	(29,551)	(61,940)
Cash flows from financing activities
Proceeds from credit facility borrowings	—	—	46,000
Repayment of credit facility borrowings	(85,500)	(10,000)	(9,000)
Repayment of second lien term loan	(53,140)	—	—
Proceeds from redeemable common units	151,160	—	—
Proceeds from redeemable preferred stock	2	—	—
Transaction costs paid on behalf of Noncontrolling interest	(5,543)	—	—
Issue costs paid for Noncontrolling interest securities	(3,758)	—	—
Debt issuance costs paid	(1,830)	—	—
Net cash provided by (used in) financing activities	1,391	(10,000)	37,000
Net increase (decrease) in cash and cash equivalents	(1,152)	(7,496)	47,533
Cash and cash equivalents - beginning of period	13,020	20,516	7,798
Cash and cash equivalents - end of period	$11,868	$13,020	$55,331

Exhibit 99.1
PENN VIRGINIA CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Special Note About Presentation
Effective with our reporting for the period ended September 30, 2020, and for future periods, the Company changed the manner in which settlements from interest rate swap derivatives are presented in the non-GAAP financial measure “Adjusted EBITDAX.” Previously, our presentation of such interest rate swap settlements were commingled with commodity derivative settlements in the caption titled “Realized settlements, net.” Because these interest rate swap derivative financial instruments represent hedges of the interest expense attributable to our variable-rate debt instruments, we believe that the related gain or loss on our Consolidated Statements of Operations should be treated similarly to the exclusion of interest expense in the determination of “Adjusted EBITDAX.” In order to mitigate the potential for any confusion and to align our reporting with what we believe to be the dominant presentation methodology regarding such non-GAAP financial measures in our industry, which is also consistent with the treatment afforded such derivative financial instruments in our debt agreements, we will exclude the effect of such settlements in our non-GAAP financial measure “Adjusted EBITDAX”. We have applied the aforementioned presentation methodology to all prior periods presented herein.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net realized settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, impairments of oil and gas properties, net gains and losses on the sales of assets, loss on extinguishment of debt, strategic transaction costs, organizational restructuring, including severance and income tax effect of adjustments. We believe that non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
	(in thousands, except per share amounts)
Net income (loss)	$(20,021)	$(135,523)	$163,094
Adjustments for derivatives:
Net losses (gains)	44,368	21,457	(151,119)
Realized settlements, net [1]	(16,982)	12,613	15,699
Impairments of oil and gas properties	1,811	120,351	—
Gain on sales of assets, net	(4)	(4)	(6)
Loss on extinguishment of debt	1,231	—	—
Strategic transaction costs	4,655	4,448	—
Organizational restructuring, including severance	239	74	—
Income tax effect of adjustments	(539)	(1,386)	948
Adjusted net income	$14,758	$22,030	$28,616
Net income (loss), per diluted share	$(0.89)	$(8.92)	$10.76
Adjusted net income, per diluted share [2]	$0.39	$1.43	$1.89

1    Realized settlements, net includes, as applicable to the period presented: (i) current period commodity and interest rate derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

2    Adjusted net income per diluted share is calculated based on diluted shares of 37.9 million (assumes the exchange of Series A Preferred stock and 22.5 million Common units held by Juniper for common shares), 15.3 million and 15.2 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX”
Adjusted EBITDAX represents net income (loss) before loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including strategic transaction costs, and organizational restructuring, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

	Three Months Ended			LTM Ended
	March 31,	December 31,	March 31,	March 31,
	2021	2020	2020	2021
	(in thousands, except per unit amounts)
Net income (loss)	$(20,021)	$(135,523)	$163,094	$(493,672)
Adjustments to reconcile to Adjusted EBITDAX:
Loss on extinguishment of debt	1,231	—	—	1,231
Interest expense, net	5,397	7,044	8,180	28,474
Income tax (benefit) expense	(310)	(1,193)	1,138	(3,751)
Impairments of oil and gas properties	1,811	120,351	—	393,660
Depreciation, depletion and amortization	23,884	25,782	40,718	123,839
Share-based compensation expense (equity-classified)	2,246	702	856	4,674
Gain on sales of assets, net	(4)	(4)	(6)	(16)
Adjustments for derivatives:
Net losses (gains)	44,368	21,457	(151,119)	107,065
Realized commodity settlements, net [1]	(16,059)	13,536	15,631	61,740
Adjustment for special items:
Strategic transaction costs	4,655	4,448	—	9,628
Organizational restructuring, including severance	239	74	—	1,685
Adjusted EBITDAX	$47,437	$56,674	$78,492	$234,557	2
Net income (loss) per boe	$(10.83)	$(68.51)	$67.02	$(59.47)
Adjusted EBITDAX per boe	$25.67	$28.65	$32.26	$28.25

1    Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.
2    Excludes Adjusted EBITDAX adjustments of approximately $5 million attributable to oil and gas properties contributed by Rocky Creek Resources/Juniper.

Exhibit 99.1
Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per boe”
Adjusted direct operating expenses and adjusted direct operating expenses per boe are supplemental non-GAAP financial measure that exclude certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per boe is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
	(in thousands, except per unit amounts)
Operating expenses - GAAP	$57,884	$174,403	$70,078
Less:
Share-based compensation - equity-classified awards	(2,246)	(702)	(856)
Impairment of oil and gas properties	(1,811)	(120,351)	—
Depreciation, depletion and amortization	(23,884)	(25,782)	(40,718)
Total cash direct operating expenses	29,943	27,568	28,504
Significant special charges:
Strategic transaction costs	(4,655)	(4,448)	—
Organizational restructuring, including severance	(239)	(74)	—
Non-GAAP Adjusted direct operating expenses	$25,049	$23,046	$28,504

Operating expenses per boe	$31.32	$88.17	$28.80

Total cash direct operating expenses per boe	$16.20	$13.94	$11.71

Non-GAAP Adjusted direct operating expenses per boe	$13.55	$11.65	$11.71

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
	(in thousands, except per unit amounts)
General and administrative expenses - direct	$10,931	$9,286	$6,374
Share-based compensation - equity-classified awards	2,246	702	856
GAAP General and administrative expenses	13,177	9,988	7,230
Less: Share-based compensation - equity-classified awards	(2,246)	(702)	(856)
Significant special charges:
Strategic transaction costs	(4,655)	(4,448)	—
Organizational restructuring, including severance	(239)	(74)	—
Adjusted cash-based general and administrative expenses	$6,037	$4,764	$6,374
GAAP General and administrative expenses per boe	$7.13	$5.05	$2.97
Adjusted cash general and administrative expenses per boe	$3.27	$2.41	$2.62

Exhibit 99.1
Definition and Explanation of Free Cash Flow
Free Cash Flow is a non-GAAP financial measure that management believes illustrates our ability to generate cash flows from our business that are available to be returned to our providers of financing capital represented primarily by our debt holders as we do not currently have a dividend or share repurchase program. We present Free Cash Flow as the excess (deficiency) of Discretionary cash flow over Capital additions, net. Discretionary cash flow is defined as Adjusted EBITDAX (non-GAAP measure defined and reconciled to GAAP net income above) less interest expense, debt issue costs, other, net and adjustments for income taxes refunded and changes for working capital. Capital additions represent our committed capital expenditure and acquisition transactions, net of any proceeds from the sales or disposition of assets. We believe Free Cash Flow is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies in many industries. Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

	Three Months Ended	Twelve Months Ended
	March 31, 2021	March 31, 2021
	(in thousands)
Adjusted EBITDAX, as reported	$47,437	$234,557
Interest expense, as reported, less non-cash interest	(5,632)	(27,438)
Income taxes refunded	—	2,471
Debt issue costs paid	(1,830)	(1,908)
Working capital and other, net	20,020	(53,622)
Discretionary cash flow	59,995	154,060

Capital expenditures, as reported	(54,122)	(105,510)
Proceeds from asset sales	4	16
Sales and use tax refunds applied to capital additions	425	425
Capital additions, net	(53,693)	(105,069)
Non-GAAP Free cash flow	$6,302	$48,991

As adjusted net debt at beginning of period [1]	$370,194	$412,883
Less: Historical net debt at end of period	(363,892)	(363,892)
Non-GAAP Free cash flow	$6,302	$48,991

1    Net debt at the beginning of the period has been adjusted for the net cash effects of the Transaction and debt amendments See the following table for adjustments attributed to the Juniper transaction and debt amendments.

Exhibit 99.1
Net Debt
Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt less cash and cash equivalents. Net debt, as adjusted, calculated on a pro forma basis as of December 31, 2020 and March 31, 2020 to adjust for related impacts of the Transaction (refer to footnote 1 below). The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	March 31, 2021	December 31, 2020		March 31, 2020
		Actual	Pro Forma Adjusted [1]	Actual	Pro Forma Adjusted [1]
	(in thousands)
Credit Facility	$228,900	$314,400	$233,900	$399,400	$318,900
Second lien term loan, excluding unamortized discount and issue costs	146,860	200,000	148,735	200,000	148,735
Cash and cash equivalents	(11,868)	(13,020)	(12,441)	(55,331)	(54,752)
Net Debt	$363,892	$501,380	$370,194	$544,069	$412,883

1    Adjustments attributable to the Transaction and debt amendments include (i) prepayments of $80.5 million under the Credit Facility; (ii) prepayments of $51.3 million under the Second Lien term loan and (iii) transaction expenses of $0.6 million paid in excess of the $150 million received as a capital contribution from Juniper used to fund the prepayments and transaction expenses.

Contact
Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@pennvirginia.com